UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2021

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021 (the “Effective Date”), TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into an Employment Agreement with Mr. Hugh O’Dowd (the “Employment Agreement”), pursuant to which Mr. O’Dowd was appointed the President of the Company on the Effective Date.

Prior to joining the Company, Mr. O’Dowd, age 56, served as President, Chief Executive Officer, and a member of the Board of Directors of Neon Therapeutics, Inc., a clinical-state immuno-oncology company that developed neoantigen-based therapeutics, from September 2016 until its acquisition by BioNTech SE in May 2020. Prior to Neon Therapeutics, Mr. O’Dowd spent more than 20 years in a variety of senior leadership roles at Novartis Pharmaceuticals Corporation, where he served as Country President and General Manager of the United Kingdom and Ireland from 2015 to 2016, Senior Vice President and Chief Commercial Officer of Novartis Oncology from 2011 to 2015, and Vice President, Latin America Region Head for the Oncology business unit from 2009 to 2011. Mr. O’Dowd currently serves as Director and Non-executive Chairman of ONK Therapeutics Ltd, an innovative natural killer cell therapy company, and as a Director of Polyphor AG, a clinical-stage biopharmaceutical company focused on the discovery and development of antibiotics and immuno-oncology compounds. Mr. O’Dowd received an MBA from the Kellstadt Graduate School of Business at DePaul University in Chicago and a B.A. from Loyola University Chicago.

Pursuant to the Employment Agreement, Mr. O’Dowd will receive an annual base salary of $725,000, subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, Mr. O’Dowd will receive a lump sum cash sign-on bonus in the amount of $250,000 and will be eligible to receive an annual performance bonus in accordance with the Company’s annual short-term incentive compensation program, with a target bonus payment equal to 70% of his base salary; any 2021 bonus paid to Mr. O’Dowd will be prorated based on the Effective Date. The Employment Agreement also provides for Mr. O’Dowd’s participation in customary Company benefit plans and incentive compensation plans and for Mr. O’Dowd’s entitlement to certain perquisites, benefits, and other compensation provided to Company executives.

As a material inducement to Mr. O’Dowd’s acceptance of the appointment, the Company agreed to grant Mr. O’Dowd, no later than August 31, 2021, an award of 2,750,000 restricted stock units (“RSUs”) and 2,750,000 performance stock units (“PSUs”) corresponding to shares of common stock of the Company outside of the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).  The inducement award was approved by a majority of the independent directors the Company’s Board of Directors in reliance on the employment inducement exception to shareholder approval provided under NASDAQ Stock Market Listing Rule 5635(c)(4).  The RSUs will vest in equal annual installments over three years beginning August 31, 2022 and are subject to Mr. O’Dowd’s continuous service with the Company.  The PSUs will vest on August 31, 2024 based on the Company’s market capitalization, which will be tested annually over three years beginning August 31, 2022 and are subject to Mr. O’Dowd’s continuous service with the Company.

Upon the termination of Mr. O’Dowd’s employment for certain specified reasons, the Employment Agreement provides for severance payments of (i) a continuation of Mr. O’Dowd’s salary, or lump sum payment thereof, for up to 18 months in an amount ranging from his base salary up to one and one-half times his base salary, depending on the basis and timing of his termination, (ii) a bonus for the year in which his employment terminates in an amount ranging from a pro rata portion of his targeted annual bonus up to one and one-half times his targeted annual bonus, depending on the basis and timing of his termination, and (iii) the continuation of certain fringe benefits for specified periods. In addition, depending on the basis for Mr. O’Dowd’s termination, all equity awards granted to Mr. O’Dowd by the Company prior to such termination will become fully vested and, if applicable, exercisable, as of the effective date of such termination. Notwithstanding the foregoing, as condition precedent to receiving any such post-termination payments or benefits, Mr. O’Dowd must execute, and not revoke, a full and complete release of all claims against the Company and its affiliates in the form attached to the Employment Agreement.

The Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property and that Mr. O’Dowd will not, during the term of his employment and for a specified period, compete with the Company and, for a specified period thereafter, hire away from or solicit to leave the Company its employees and independent contractors, or solicit actual or targeted prospective customers or clients of the Company. The Employment Agreement has a three-year term and is subject to automatic renewals for successive one-year terms.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. O’Dowd and any other person pursuant to which he was appointed as an officer of the Company and no family relationship between Mr. O’Dowd and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. O’Dowd had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01	Regulation FD Disclosure.

On August 9, 2021, the Company issued a press release announcing the appointment of Mr. O’Dowd as President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Index
	Exhibit No.	Description

	10.1*	Executive Employment Agreement, dated as of August 3, 2021, by and between TherapeuticsMD, Inc. and Hugh O’Dowd.

	99.1	Press Release from TherapeuticsMD, Inc., dated August 9, 2021, entitled “TherapeuticsMD Announces Appointment of Hugh O’Dowd as President”.

	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	THERAPEUTICSMD, INC.

/s/ James C. D’Arecca
James C. D’Arecca
Chief Financial Officer